     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 26, 1997
                                                   REGISTRATION NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                              ---------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ----------------

                          THE WILLIAMS COMPANIES, INC.
               (Exact name of issuer as specified in its charter)

                                ----------------

                  DELAWARE                                  73-0569878
       (State or other jurisdiction of                   (I.R.S. Employer
       incorporation or organization)                    Identification No.)

                               ONE WILLIAMS CENTER
                             TULSA, OKLAHOMA  74172
                                 (918) 588-2000
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ----------------

                       WILTEL SAVINGS AND RETIREMENT PLAN
                              (Full title of plan)

                                ----------------

                             SHAWNA L. BARNARD, ESQ.
                          THE WILLIAMS COMPANIES, INC.
                               ONE WILLIAMS CENTER
                                TULSA, OK  74172
                                 (918) 588-2000
           (Name, address, and telephone number of agent for service)

                                ----------------

                        CALCULATION OF REGISTRATION FEE

================================================================================
                                   PROPOSED       PROPOSED
                                   MAXIMUM        MAXIMUM
    TITLE OF           AMOUNT      OFFERING       AGGREGATE       AMOUNT OF
 SECURITIES TO         TO BE       PRICE          OFFERING       REGISTRATION
 BE REGISTERED (1)   REGISTERED    PER UNIT       PRICE              FEE
--------------------------------------------------------------------------------
Common Stock,
  ($1 par value)    200,000 (2)   $41.38(3)   $8,275,000.00(3)    $2,507.58
================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Together with accompanying preferred stock purchase rights as to which no separate fee is payable.

(3) Estimated based on the reported New York Stock Exchange composite transactions closing price on June 23, 1997, solely for the purpose of calculating the registration fee in accordance with Rule 457.
================================================================================

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

       The following documents are hereby incorporated by reference and made a part of this prospectus:

       (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

       (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

       All documents subsequently filed by the Company and the Plan pursuant to
Section 13(a), 13(c), 14, or 15(d) of the 1934 Act prior to the termination of the offering of the Shares shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a previously filed document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein modifies or supersedes such statement, and any statement contained in any previously filed document or contained herein shall be deemed modified or superseded to the extent that a statement contained in a subsequently filed document which is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

       The consolidated financial statements and schedule of the Company appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. The financial statements and schedule referred to above are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

       The reports of independent auditors relating to the audited consolidated financial statements and schedules of the Company in any documents filed pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering to the extent covered by consents thereto filed with the Securities and Exchange Commission will be incorporated by reference in reliance upon the authority of such independent auditors as experts in auditing and accounting.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       The Company is empowered by Section 145 of the General Corporation Law of the State of Delaware, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending, or completed action, suit, or proceeding in which such person is made a party by reason of such person being or having been a director, officer, employee, or agent of the Company. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Bylaws of the Company provide for indemnification by the Company of its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware. In addition, the Company has entered into indemnity agreements with its directors and certain officers providing for, among other things, the indemnification of and the advancing of expenses to such individuals to the fullest extent permitted by law, and, to the extent insurance is maintained, for the continued coverage of such individuals.

       The Company maintains policies of insurance under which the directors and officers of the Company are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits, or proceedings and certain liabilities that might be imposed as a result of such actions, suits, or proceedings, to which they are parties by reason of being or having been such directors or officers.

ITEM 8.  EXHIBITS.

   *(4.1)  --       Restated Certificate of Incorporation of Williams (filed as
                    Exhibit 4(a) to Form 8-B Registration Statement, filed
                    August 20, 1987).

   *(4.2)  --       Certificate of Designation with respect to the $2.21
                    Cumulative Preferred Stock (filed as Exhibit 4.3 to the
                    Registration Statement on Form S-3, filed August 19, 1992).

   *(4.3)  --       Certificate of Increase of Authorized Number of Shares of
                    Series A Junior Participating Preferred Stock (filed as
                    Exhibit 3(c) to Form 10-K for the year ended December 31,
                    1988).

   *(4.4)  --       Certificate of Amendment of Restated Certificate of
                    Incorporation, dated May 20, 1994 (filed as Exhibit 3(d) to
                    Form 10-K for the fiscal year ended December 31, 1994).

   *(4.5)  --       Certificate of Designation with respect to the $3.50
                    Cumulative Convertible Preferred Stock (filed as Exhibit
                    3.1(c) to the Prospectus and Information Statement to Amendment No. 2 to the Registration Statement on Form S-4, filed Match 30, 1995).

   *(4.6)  --       Certificate of Increase of Authorized Number of Shares of
                    Series A Junior Participating Preferred Stock (filed as
                    Exhibit 3(f) to Form 10-K for the fiscal year ended
                    December 31, 1995).

   *(4.7)  --       Rights Agreement, dated as of February 6, 1996, between
                    Williams and First Chicago Trust Company of New York (filed as Exhibit 4 to Williams Form 8-K, filed January 24, 1996).

   *(4.8)  --       Bylaws of Williams, as amended (filed, as amended, as
                    Exhibit 3 to Form 10-Q for the quarter ended September 30,
                    1996).

   (4.9)   --       Certificate of Amendment of Restated Certificate of
                    Incorporation, dated May 15, 1997.

   *(4.10) --       U.S. $1,000,000,000 Credit Agreement, dated as of December
                    20, 1996, among the Company and the lenders named therein and Citibank, N.A., as agent (filed as Exhibit 4.3 to Form
                    10-K for the year ended December 31, 1996).

   *(4.11) --       Form of Senior Debt Indenture between the Company and
                    Chemical Bank, Trustee, relating to the 10 1/4% Debentures, due 2020; the 9 3/8% Debentures, due 2021; the 8 1/4%
                    Notes, due 1998; and Medium-Term Notes (8.50%-9.31%), due
                    1996 through 2001; the 7 1/2% Notes, due 1999, and the 8
                    7/8% Debentures, due 2012 (filed as Exhibit 4.1 to Form S-3
                    Registration Statement No, 33-33294, filed February 2,
                    1990).

   (5.1)   --       Opinion and Consent of Shawna L. Barnard, Esq., Assistant
                    Secretary and Counsel for the Company, relating to the validity of the securities.**





------------------------------

     *The exhibits have heretofore been filed with the Securities and Exchange Commission as part of the filing indicated and are incorporated herein by reference.


     **The registrant hereby undertakes that it will submit the plan and any amendment thereto to the Internal Revenue Service ( IRS ) in a timely manner and will make all changes required by the IRS in order to qualify the plan.

   (23.1)  --       Consent of Shawna L. Barnard (contained in Exhibit 5.1).

   (23.2)  --       Consent of Ernst & Young LLP.

   (24.1)  --       Power of Attorney.

   (24.2)  --       Certified copy of resolution authorizing signatures
                    pursuant to Power of Attorney.

     (99)  --       The WilTel Savings and Retirement Plan.


ITEM 9.  UNDERTAKINGS.

       1.     The Company hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

       provided, however, that paragraphs 1(i) and 1(ii) above do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       2. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise (other than the insurance policies referred to above), the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in a successful defense of any action, suit, or proceeding) is asserted against the Company by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               ---------------

                                 SIGNATURES

       The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tulsa and State of Oklahoma on the 26th day of June, 1997.



                                            THE WILLIAMS COMPANIES, INC.
                                            (Registrant)



                                            By       /s/Shawna L. Barnard
                                              ---------------------------------
                                                  (Shawna L. Barnard,
                                                    Attorney-in-fact)


       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 26, 1997:


       SIGNATURE                                TITLE
       ---------                                -----

                  *                        Chairman of the Board, President
------------------------------------         and Chief Executive Officer)
       Keith E. Bailey                       (Principal Executive Officer)


                  *                        Senior Vice President
------------------------------------         (Principal Financial Officer)
       Jack D. McCarthy


                  *                        Controller
------------------------------------         (Principal Accounting Officer)
       Gary R. Belitz


                  *                        Director
------------------------------------
       Glenn A. Cox


                  *                        Director
------------------------------------
       Thomas H. Cruikshank


                  *                        Director
------------------------------------
       Patricia L. Higgins

                  *                        Director
------------------------------------
       W. R. Howell


                  *                        Director
------------------------------------
       Robert J. LaFortune


                  *                        Director
------------------------------------
       James C. Lewis


                  *                        Director
------------------------------------
       Jack A. MacAllister


                  *                        Director
------------------------------------
       James A. McClure


                  *                        Director
------------------------------------
       Peter C. Meinig


                  *                        Director
------------------------------------
       Kay A. Orr


                  *                        Director
------------------------------------
       Gordon R. Parker


                  *                        Director
------------------------------------
       Joseph H. Williams


*By      /s/Shawna L. Barnard
      --------------------------------------
       (Shawna L. Barnard, Attorney-in-fact)



       The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on this 26th day of June, 1997.



                                     WILTEL SAVINGS AND RETIREMENT PLAN
                                     (Plan)


                                     By:   /s/ JACK D. MCCARTHY
                                         --------------------------------------
                                           Jack D. McCarthy
                                           Member, Benefits Committee

                                 EXHIBIT INDEX

  EXHIBIT NO.          DESCRIPTION
  -----------          -----------

    *(4.1)  --     Restated Certificate of Incorporation of Williams (filed as
                   Exhibit 4(a) to Form 8-B Registration Statement, filed
                   August 20, 1987).

    *(4.2)  --     Certificate of Designation with respect to the $2.21
                   Cumulative Preferred Stock (filed as Exhibit 4.3 to the
                   Registration Statement on Form S-3, filed August 19, 1992).

    *(4.3)  --     Certificate of Increase of Authorized Number of Shares of
                   Series A Junior Participating Preferred Stock (filed as
                   Exhibit 3(c) to Form 10-K for the year ended December 31,
                   1988).

    *(4.4)  --     Certificate of Amendment of Restated Certificate of
                   Incorporation, dated May 20, 1994 (filed as Exhibit 3(d) to
                   Form 10-K for the fiscal year ended December 31, 1994).

    *(4.5)  --     Certificate of Designation with respect to the $3.50
                   Cumulative Convertible Preferred Stock (filed as Exhibit
                   3.1(c) to the Prospectus and Information Statement to Amendment No. 2 to the Registration Statement on Form S-4, filed Match 30, 1995).

    *(4.6)  --     Certificate of Increase of Authorized Number of Shares of
                   Series A Junior Participating Preferred Stock (filed as
                   Exhibit 3(f) to Form 10-K for the fiscal year ended December
                   31, 1995).

    *(4.7)  --     Rights Agreement, dated as of February 6, 1996, between
                   Williams and First Chicago Trust Company of New York (filed as Exhibit 4 to Williams Form 8-K, filed January 24, 1996).

    *(4.8)  --     Bylaws of Williams, as amended (filed, as amended, as
                   Exhibit 3 to Form 10-Q for the quarter ended September 30,
                   1996).

    (4.9)   --     Certificate of Amendment of Restated Certificate of
                   Incorporation, dated May 15, 1997.

    *(4.10) --     U.S. $1,000,000,000 Credit Agreement, dated as of December
                   20, 1996, among the Company and the lenders named therein and Citibank, N.A., as agent (filed as Exhibit 4.3 to Form
                   10-K for the year ended December 31, 1996).

    *(4.11) --     Form of Senior Debt Indenture between the Company and
                   Chemical Bank, Trustee, relating to the 10 1/4% Debentures, due 2020; the 9 3/8% Debentures, due 2021; the 8 1/4% Notes, due 1998; and Medium-Term Notes (8.50%-9.31%), due 1996
                   through 2001; the 7 1/2% Notes, due 1999, and the 8 7/8%
                   Debentures, due 2012 (filed as Exhibit 4.1 to Form S-3
                   Registration Statement No, 33-33294, filed February 2,
                   1990).

    (5.1)   --     Opinion and Consent of Shawna L. Barnard, Esq., Assistant
                   Secretary and Counsel for the Company, relating to the validity of the securities.

    (23.1)  --     Consent of Shawna L. Barnard (contained in Exhibit 5.1).





--------------------

     *The exhibits have heretofore been filed with the Securities and Exchange Commission as part of the filing indicated and are incorporated herein by reference.

    (23.2)  --     Consent of Ernst & Young LLP.

    (24.1)  --     Power of Attorney.

    (24.2)  --     Certified copy of resolution authorizing signatures pursuant to Power of Attorney.

     (99)   --     The WilTel Savings and Retirement Plan.